UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2014

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9810 Summers Ridge Road, Suite 110
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2014, OncoSec Medical Incorporated (the “Company”) and ARE-SD Region No. 18, LLC (the “Landlord”) entered into a Lease Agreement (the “Lease Agreement”).  Pursuant to the Lease Agreement, the Company has leased certain premises of approximately 33,928 rentable square feet located at 5820 Nancy Ridge Drive, San Diego, California (the “Premises”) to serve as the Company’s corporate headquarters and research and development laboratory. The term of the Lease Agreement is expected to commence on or about October 1, 2015 (the “Commencement Date”), and expires one hundred twenty (120) months after the Commencement Date (the “Term”). The Company has an option to extend the Term for an additional five (5) years, if notice is given within 12 months prior to the expiration of the Term. The Company also has the right to terminate the Lease (“Termination Right”) with respect to the entire Premises only as of expiration of the 84th month after the Commencement Date (“Early Termination Date”) so long as the Company delivers to the Landlord a written notice of its election to exercise its Termination Right no less than 12 months in advance of the Early Termination Date.

The Lease Agreement provides for base rent at $2.65 per rentable square feet, subject to a 3% rate increase on each annual anniversary of the first day of the first full month during the Term of the Lease Agreement. The “Rent Commencement Date” shall be the date that is 12 months after the Commencement Date. Rent is as follows:

Month of Term Under Lease Agreement	Monthly Base Rent
1 to 12	$—
13 to 24	$92,606.48
25 to 36	$95,384.67
37 to 48	$98,246.21
49 to 60	$101,193.60
61 to 72	$104,229.40
73 to 84	$107,356.29
85 to 96	$110,576.98
97 to 108	$113,894.28
109 to 120	$117,311.11

In addition, the Company is required to share in certain operating expenses of the Premises and to deliver a $89,909.20 security deposit.

The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement.  A copy of the Lease Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description
10.1	Lease Agreement, dated December 31, 2014, by and between OncoSec Medical Incorporated and ARE-SD Region No. 18, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: January 2, 2015	By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description
10.1	Lease Agreement, dated December 31, 2014, by and between OncoSec Medical Incorporated and ARE-SD Region No. 18, LLC.